Exhibit 99.1





                        STATEMENTS OF EXCESS OF REVENUES

                        OVER SPECIFIC OPERATING EXPENSES

                          FOR MORNING GROVE APARTMENTS

               FOR THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)

                    AND FOR THE YEAR ENDED DECEMBER 31, 1995

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Trustees and Shareholders of Gables Residential Trust:

We have audited the accompanying statement of excess of revenues over specific operating expenses of Morning Grove Apartments (the "Property") for the year ended December 31, 1995. This financial statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of excess of revenues over specific operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Property after acquisition by the Company. The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the excess of revenues over specific operating expenses (exclusive of expenses described in Note 2) of Morning Grove Apartments for the year ended December 31, 1995 in conformity with generally accepted accounting principles.


/s/ Arthur Andersen LLP

Atlanta, Georgia
August 9, 1996

                            MORNING GROVE APARTMENTS
        STATEMENTS OF EXCESS OF REVENUES OVER SPECIFIC OPERATING EXPENSES
               FOR THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)
                       AND THE YEAR ENDED DECEMBER 31,1995
                             (AMOUNTS IN THOUSANDS)



                                              Six Months
                                                Ended
                                               June 30,            Year Ended
                                                 1996              December 31,
                                             (UNAUDITED)              1995
                                            --------------        -------------
Revenues:
Rental revenues (Note 1)                      $1,546                    $2,111
Other property revenues                           53                        65
                                               ------                   ------
     Total property revenues                   1,599                     2,176

Specific Operating Expenses (Note 2):
Property operating and maintenance               430                       537

Excess of Revenues Over Specific Operating
                                             --------                 ---------
  Expenses                                    $1,169                    $1,639
                                             ========                 =========

                            MORNING GROVE APARTMENTS

                    NOTES TO STATEMENTS OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES
               For the Six Months Ended June 30, 1996 (Unaudited)
                      and the Year Ended December 31, 1995

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
- ---------------------------------------------------

DESCRIPTION OF PROPERTY ACQUIRED

On July 26, 1996, Gables Residential Trust (collectively with its subsidiaries, the "Company") through Gables Realty Limited Partnership (the "Operating Partnership", of which the Company owns the sole general partner and currently holds an approximate 81.9% economic interest), acquired Morning Grove Apartments, a multifamily apartment community located in Memphis, Tennessee, comprised of 500 apartment homes (the "Property"). The occupancy rate of the 500 apartment homes was approximately 93% as of July 26, 1996.

The acquisition was financed primarily through the assumption of a $19.8 million mortgage note payable and the issuance of 243,787 minority units of limited partnership interest in the Operating Partnership ("Units").

The Property's construction was completed in three phases, the last of which was completed in early 1996.

RENTAL  REVENUE  RECOGNITION
- --------------------------
The Property is leased under operating leases with terms generally equal to one year or less. Rental revenue is recognized when earned which materially approximates revenue recognition on a straight-line basis.

2.   BASIS OF ACCOUNTING
- --   -------------------

The accompanying statements of excess of revenues over specific operating expenses are presented on the accrual basis. These statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses not comparable to the operations of the Property after acquisition, such as depreciation, interest and management fees.